Exhibit 21
DANA HOLDING CORPORATION
Consolidated Subsidiaries as of December 31, 2015*

Name of Company    Incorporation

D.E.H. Holdings SARL     Luxembourg
D-Gestiona, S. de R.L. de C.V.    Mexico
Dana (Deutschland) Grundstuckverwaltungs GmbH     Germany
Dana (Wuxi) Technology Co. Ltd.     China
Dana Australia (Holdings) Pty. Ltd.     Australia
Dana Australia Pty. Ltd.     Australia
Dana Automocion, S.A.     Spain
Dana Automotive (Cayman) Limited    Cayman Islands
Dana Automotive (Gibraltar) Limited    Gibraltar
Dana Automotive Aftermarket, Inc.     Delaware
Dana Automotive Systems Group, LLC     Ohio
Dana Belgium NV     Belgium
Dana Brazil Holdings I LLC     Virginia
Dana Canada Corporation     Canada
Dana Canada Holding Company    Canada
Dana Canada Investment ULC    Canada
Dana Canada LP     Canada
Dana Comercializadora, S. de R.L. de C.V.     Mexico
Dana Commercial Vehicle Manufacturing, LLC     Ohio
Dana Commercial Vehicle Products, LLC     Ohio
Dana Companies, LLC     Virginia
Dana de México Corporacion, S. de R.L. de C.V.     Mexico
Dana Driveshaft Manufacturing, LLC     Ohio
Dana Driveshaft Products, LLC     Ohio
Dana Ejes S.A. de C.V.     Mexico
Dana Equipamentos Ltda.     Brazil
Dana Europe AG    Switzerland
Dana Europe Financing (Ireland) Limited     Ireland
Dana European Holdings Luxembourg S.a.r.l.    Luxembourg
Dana Global Luxembourg S.a.r.l.    Luxembourg
Dana Global Manufacturing BV    Netherlands
Dana Global Manufacturing S.a.r.l.    Luxembourg
Dana Global Products, Inc.     Michigan
Dana GmbH     Germany
Dana Heavy Axle Mexico S.A. de C.V.     Mexico
Dana Heavy Vehicle Systems Group, LLC     Ohio
Dana Holding GmbH     Germany
Dana Holdings SRL     Argentina
Dana Hong Kong Holding Limited     Hong Kong
Dana Hungary kft     Hungary
Dana India Private Limited     India
Dana India Technical Centre Private Limited     India
Dana Industrias Ltda.     Brazil
Dana International Luxembourg S.a.r.l.    Luxembourg
Dana Investment GmbH     Germany
Dana Italia, SpA     Italy
Dana Japan, Ltd.     Japan
Dana Korea Co. Ltd.    Korea
Dana Light Axle Manufacturing, LLC     Ohio
Dana Light Axle Products, LLC     Ohio
Dana Limited     Ohio
Dana Manufacturing Luxembourg S.a.r.l.    Luxembourg
Dana Mauritius Limited     Mauritius

Name of Company    Incorporation

Dana Off Highway Products, LLC     Ohio
Dana San Luis S.A.    Argentina
Dana SAS     France
Dana Sealing Manufacturing, LLC     Ohio
Dana Sealing Products, LLC     Ohio
Dana Spicer (Thailand) Limited     Thailand
Dana Spicer Europe Limited     United Kingdom
Dana Spicer Industria e Comercio Autopecas Ltda.     Brazil
Dana Spicer Axle South Africa (Pty) Ltd.     South Africa
Dana Thermal Products, LLC     Ohio
Dana UK Automotive Systems Limited     United Kingdom
Dana UK Axles Limited     United Kingdom
Dana UK Driveshaft Limited     United Kingdom
Dana World Trade Corporation     Delaware
Fujian Spicer Drivetrain System Co., Ltd.     China
Industria de Ejes y Transmissiones S.A.     Colombia
Nippon Reinz Co. Ltd.     Japan
Reinz-Dichtungs-GmbH     Germany
ROC Spicer Investment Co., Ltd.     British Virgin Islands
ROC Spicer, Ltd.     Taiwan
Shenyang Spicer Driveshaft Co. Ltd.    China
Spicer Axle Australia Pty Ltd     Australia
Spicer Ayra Cardan, S.A.     Spain
Spicer Ejes Pesados S.A.     Argentina
Spicer France S.A.S.     France
Spicer Gelenkwellenbau GmbH     Germany
Spicer Heavy Axle & Brake, Inc.     Michigan
Spicer India Private Limited     India
Spicer Nordiska Kardan AB     Sweden
Tai-Ya Investment (HK) Co., Ltd.     Hong Kong
Taiguang Investment (BVI) Co., Ltd.     British Virgin Islands
Taiguang Investment (HK) Co., Ltd.     Hong Kong
Taiguang Investment Co. Ltd    Taiwan
Taijie Investment Co. Ltd     Taiwan
Taiyang Investment Co. Ltd     Taiwan
Talesol S.A.     Uruguay
Tecnologia de Mocion Controlada S. de R.L. de C.V.     Mexico
Thermal Products France SAS     France
Transejes Ecuador CIA. Ltda.    Ecuador
Transejes Transmissiones Homocineticas de Colombia S.A.     Colombia
Victor Reinz India Private Limited     India
Victor Reinz Valve Seals, L.L.C.     Indiana
Wrenford Insurance Company Limited     Bermuda

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.